EXHIBIT K

RATINGS OF XCEL ENERGY AND
ITS PRINCIPAL UTILITY SUBSIDIARIES

COMPANY		MOODY’S	S&P	FITCH

XCEL ENERGY
•	CORPORATE RATING	Baa3	BBB
•	SENIOR SECURED	—	—
•	SENIOR UNSECURED	Baa3	BBB-	BBB-
•	COMMERCIAL PAPER	NP	A2
•	PREFERRED	Ba2	BB+
		*stable outlook	*credit watch positive	*stable outlook
NSP-M
•	CORPORATE RATING	Baa1	BBB
•	SENIOR SECURED	A3	BBB+	A-
•	SENIOR UNSECURED	Baa1	BBB-	BBB+
•	COMMERCIAL PAPER	P2	A2	F2
		*stable outlook	*credit watch positive	*stable outlook
NSP-W
•	CORPORATE RATING	Baa1	BBB+
•	SENIOR SECURED	A3	BBB+	A-
•	SENIOR UNSECURED	Baa1	BBB	BBB
•	COMMERCIAL PAPER	—	—
		*stable outlook	*credit watch positive	*stable outlook
PSCO
•	CORPORATE RATING	Baa2	BBB
•	SENIOR SECURED	Baa1	BBB+	BBB+
•	SENIOR UNSECURED	Baa2	BBB-	BBB
•	COMMERCIAL PAPER	P2	A2	F2
		*stable outlook	*credit watch positive	*stable outlook
SPS
•	CORPORATE RATING	Baa1	BBB
•	SENIOR SECURED	—	—
•	SENIOR UNSECURED	Baa1	BBB	BBB+
•	COMMERCIAL PAPER	P2	A2	F2
•	TOPrs	Baa2	BB+
		*stable outlook	*credit watch positive	*stable outlook

K-1